Exhibit 2.2

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF

MERGER AND ARRANGEMENT

AMENDMENT NO. 1, dated as of August 19, 2015 (this “Amendment”), to the Agreement and Plan of Merger and Arrangement, dated as of June 8, 2015 (the “Merger Agreement”), by and among Tribute Pharmaceuticals Canada Inc., a corporation incorporated under the laws of the Province of Ontario (“Tribute”), Aguono Limited, a private limited company incorporated in Ireland with registered number 561617 having its registered office at 56 Fitzwilliam Square, Dublin, 2, Ireland, and which has been renamed Aralez Pharmaceuticals Limited (“Parent”), Trafwell Limited, a private limited company incorporated in Ireland with registered number 561618 having its registered office at 25-28 North Wall Quay, Dublin 1, Ireland, and which has been renamed Aralez Pharmaceutical Holdings Limited (“Ltd2”), ARLZ US Acquisition Corp., a corporation incorporated under the laws of the State of Delaware and a wholly-owned indirect subsidiary of Parent (“US Merger Sub”), ARLZ CA Acquisition Corp., a corporation incorporated under the laws of the Province of Ontario and a wholly-owned indirect subsidiary of Parent (“Can Merger Sub”) and POZEN Inc., a corporation incorporated under the laws of the State of Delaware (the “Company” and, together with Tribute, Parent, Ltd2, US Merger Sub and Can Merger Sub, the “Parties”).

W I T N E S S E T H :

WHEREAS, the Parties desire to amend the Merger Agreement to reflect the addition of ARLZ US Acquisition II Corp., a corporation incorporated under the laws of the State of Delaware, as a party to the Merger Agreement and to remove ARLZ US Acquisition Corp. as a party to the Merger Agreement;

WHEREAS, after giving effect to this Amendment all references to “US Merger Sub” shall mean ARLZ US Acquisition II Corp., a corporation incorporated under the laws of the State of Delaware, formed as a sister company to Parent; and

WHEREAS, Section 9.9 of the Merger Agreement provides that the Merger Agreement may, at any time and from time to time but not later than the Closing, as defined in the Merger Agreement, be amended by written agreement of the Parties without, subject to applicable Laws, further notice to or authorization on the part of the Pozen stockholders.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.                                      Amendments.

(a)                                 The initial recital to the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“THIS AGREEMENT is made as of June 8, 2015 among Tribute Pharmaceuticals Canada Inc., a corporation incorporated under the laws of the Province of Ontario (“Tribute”), Aralez Pharmaceuticals Limited, a private limited company incorporated in Ireland with registered number 561617 having its registered office at 25-28 North Wall Quay, Dublin 1, Ireland (“Parent”), Trafwell Limited, a private limited company incorporated in Ireland with registered number 561618 having its registered office at 25-28 North Wall Quay, Dublin 1, Ireland (“Ltd2”), ARLZ US Acquisition II Corp., a corporation incorporated under the laws of the State of Delaware, formed as a sister company to Parent (“US Merger Sub”), ARLZ CA Acquisition Corp., a corporation incorporated under the laws of the Province of Ontario and a wholly-owned indirect subsidiary of Parent (“Can Merger Sub”), and POZEN Inc., a corporation incorporated under the laws of the State of Delaware (“Pozen”).”

(b)                                 The definition of US Merger Sub contained in Section 1.1 of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

““US Merger Sub” shall mean ARLZ US Acquisition II Corp., a corporation incorporated under the laws of the State of Delaware, formed as a sister company to Parent.”

(c)                                  Subsection 3.3(h) is hereby amended and restated to read in its entirety as follows:

“Parent Material Subsidiaries. Parent or a wholly owned Parent Subsidiary is, or will be prior to the Merger Effective Time, the sole registered and beneficial owner of all of the outstanding shares in the capital of or outstanding shares of capital stock or other ownership, equity or voting interests of the Parent Subsidiaries and US Merger Sub free and clear of any Liens (other than Permitted Liens), and no other Person other than Parent has any option, right, entitlement, understanding or commitment (contingent or otherwise) regarding the right to acquire any such share or interest in any of the Parent Subsidiaries or US Merger Sub and no outstanding option, warrant, conversion or exchange privilege or other right, agreement, arrangement or commitment obligating any such entity to issue or sell any share or ownership, equity or voting interest of such entity or security or obligation of any kind convertible into or exchangeable or exercisable for any shares or ownership, equity or voting interests of any such entity. Neither Parent nor any of the Parent Material Subsidiaries own any interest or investment (whether equity or debt) in any other Person, other than a Parent Material Subsidiary, which interest or investment is material to Parent and its Subsidiaries, taken as a whole.”

(d)                                 A new Subsection 8.1(g) is hereby added as follows:

“the representation and warranty of Parent in Subsection 3.3(h) shall be true and correct.”

2.                                      Miscellaneous.

(a)                                 From and after the date hereof, all references in the Merger Agreement to “this Agreement” shall be deemed to mean the Merger Agreement as amended by this Amendment, but references to “the date of this Agreement,” or “the date hereof” in the Merger Agreement, as amended by this Amendment, shall be deemed to be August 19, 2015.

(b)                                 Except as expressly amended hereby, the Agreement shall remain in full force and effect.

(c)                                  Each party to this Amendment hereby represents that it has all requisite corporate power and authority to enter into and deliver this Amendment, to perform its obligations under the Amendment, and to consummate the transactions contemplated by this Amendment; that the execution and delivery of this Amendment and the consummation of the transactions contemplated by this Amendment by such party, as the case may be, have been duly authorized by all necessary corporate action on the part of such party and that this Amendment has been duly executed and delivered by such party and constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

(d)                                 The section headings in this Amendment are intended solely for convenience and shall be given no effect in the construction and interpretation hereof.

(e)                                  This Amendment and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Amendment or the actions of Parent, Acquisition Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(f)                                   This Amendment may be executed in counterparts, which together shall constitute one and the same Amendment.  The parties to this Amendment may execute more than one copy of this Amendment, each of which shall constitute an original.

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[Signature Pages Follow]

IN WITNESS WHEREOF, Tribute, Parent, Ltd2, US Merger Sub and Can Merger Sub and the Company have caused this Amendment No. 1 to Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

TRIBUTE PHARMACEUTICALS CANADA INC.

By:	/s/ Scott Langille
Name: Scott Langille
Title: Chief Financial Officer

ARALEZ PHARMACEUTICALS LIMITED

By:	/s/ William L. Hodges
Name: William L. Hodges
Title: Director

TRAFWELL LIMITED

By:	/s/ William L. Hodges
Name: William L. Hodges
Title: Director

ARLZ US ACQUISITION CORP.

By:	/s/ Adrian Adams
Name: Adrian Adams
Title: President

ARLZ CA ACQUISITION CORP.

By:	/s/ Andrew Koven
Name: Andrew Koven
Title: President

POZEN INC.

By:	/s/ Adrian Adams
Name: Adrian Adams
Title: Chief Executive Officer

ARLZ US ACQUISITION II CORP.

By:	/s/ Adrian Adams
Name: Adrian Adams
Title: President